Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Amendment No. 1 to Registration Statement No. 333-51670 on Form S-6 of our report dated March 8, 2001, relating to the statement of condition of Equity Investor Fund, Select Series, Institutional Holdings Portfolio 2001 Series A, Defined Asset Funds and to the reference to us under the heading "How The Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
March 8, 2001